Exhibit 10.1

Reference is made to the Intercreditor Agreement, dated as of February 10, 2016, between CITIBANK, N.A., as Priority Lien Agent (as defined therein), and U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Second Lien Collateral Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN PLEDGE AND SECURITY AGREEMENT

THIS SECOND LIEN PLEDGE AND SECURITY AGREEMENT (as same may be amended, restated or modified from time to time, this “Security Agreement”) is entered into as of February 10, 2016 by VANGUARD NATURAL RESOURCES, LLC, a Delaware limited liability company (“VNR”) and VNR FINANCE CORP., a Delaware corporation (“VNR Finance” and, together with VNR, the “Issuers” and each, an “Issuer”), in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Holders (the “Secured Parties”) of the Second Lien Senior Secured Notes due 2023 (the “Notes”) issued under the Indenture referred to below (in such capacity, together with any successor agent, the “Collateral Agent”).

PRELIMINARY STATEMENT

At the time of the execution hereof, the Issuers, the subsidiary guarantors named therein U.S. Bank National Association, as trustee, and the Collateral Agent have entered into that certain Indenture dated as of the date hereof (as same may be amended, supplemented, waived and/or otherwise modified from time to time, the “Indenture”). The Issuers are entering into this Security Agreement in order to, among other things, induce the Holders to purchase the Notes and to enter into the Indenture.

ACCORDINGLY, each Issuer hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I

DEFINITIONS

1.1           Terms Defined in Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

1.2           Terms Defined in New York Uniform Commercial Code. Terms defined in the UCC which are not otherwise defined in this Security Agreement or the Indenture are used herein as defined in the UCC as in effect on the date hereof.

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1.3           Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph and in the Preliminary Statement, the following terms shall have the following meanings:

"Accounts" means any "account," as such term is defined in Section 9-102(a)(2) of the UCC, now owned or hereafter acquired by any Issuer, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by any Issuer: (a) all rights of any Issuer to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable (including Health Care Insurance Receivables) of any Issuer, (c) all rights of any Issuer to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by any Issuer to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, (f) all Chattel Paper, (g) all Instruments, and (h) all rights of any Issuer as unpaid sellers of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.

"Account Debtor" means any Person who is or who may become obligated to any Issuer under, with respect to, or on account of an Account.

"Act of Parity Lien Debtholders" as defined in the Collateral Trust Agreement.

"Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

"Chattel Paper" means any "chattel paper", as such term is defined in Section 9-102(a)(11) of the UCC, now owned or hereafter acquired by any Issuer and, in any event, shall include, without limitation, all Electronic Chattel Paper, Tangible Chattel Paper and all records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods, now owned or hereafter acquired by any Issuer.

"Collateral" means all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts (including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts), Documents, Equipment, Financial Assets, Fixtures, Franchises, Franchise Agreements, General Intangibles, Health Care Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter of Credit Rights, Pledged Equity, Securities, Stock Rights and Other Collateral, wherever located and whether presently existing or hereafter created or acquired, in which any Issuer now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, and any accessories thereto, substitutions therefor and replacements thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto. With respect to Intellectual Property and Franchise Agreements, Collateral further includes all applications and registrations related thereto and any reissues, renewals, continuations, continuations-in-part, divisions, substitutions or extensions thereof, all goodwill associated with and symbolized by any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, the right to sue for past, present, and future infringements, dilution or breach of any of the foregoing, and all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired or whether now known or subsequently developed, by or for any Issuer.

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"Commercial Tort Claims" means any "commercial tort claim", as such term is defined in Section 9-102(a)(13) of the UCC, now owned or hereafter acquired by any Issuer and in any event, shall include, without limitation, any claim now owned or hereafter acquired by any Issuer, arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant's business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

"Control" shall have the meaning set forth in Section 7-104, 9-104, 9-105, 9-106 or 9-107, as applicable, of the UCC.

"Deposit Accounts" means any "deposit account", as such term is defined in Section 9-102(a)(29) of the UCC, now owned or hereafter acquired by any Issuer and in any event, shall include, without limitation, any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by any Issuer, and any deposit account which is a replacement or substitute for any of such accounts, including, without limitation, those deposit accounts identified on Schedule 1.

"Documents" means any "document", as such term is defined in Section 9-102(a)(30) of the UCC, now owned or hereafter acquired by any Issuer, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

"Electronic Chattel Paper" means any "electronic chattel paper", as such term is defined in Section 9-102(a)(31) of the UCC, now owned or hereafter acquired by any Issuer.

"Equipment" means any "equipment", as such term is defined in Section 9-102(a)(33) of the UCC, now owned or hereafter acquired by any Issuer and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures and vehicles now owned or hereafter acquired by any Issuer and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

"Excluded Property" means the following:

(1)         any lease (other than an oil and gas lease), license, contract or agreement to which any Issuer is a party or any of its rights or interests thereunder if and only if for so long as the grant of a Lien under this Security Agreement will constitute or result in a termination under, or a default or a breach thereof that would give the other party thereto the right to terminate any such lease, license, contract or agreement (other than (a) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity, or (b) to the extent the applicable party has consented to the grant of a Lien on such lease, license, contract or agreement); provided that such lease, license, contract or agreement will cease to constitute Excluded Property, and the security interest herein granted shall attach, immediately and automatically, at such time as such consequences will no longer result;

(2)          assets securing purchase money obligations or Capital Lease Obligations permitted to be incurred under the Indenture, solely to the extent the documentation relating thereto prohibits such assets from being Collateral and no Lien on those assets secures any other Debt of any Issuer or any of its Restricted Subsidiaries other than such purchase money obligations or Capital Lease Obligations;

(3)         any trucks, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of any Issuer;

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(4)         deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefits payments; provided that in no event shall any of the principal operating or collection accounts (including any accounts into which any purchaser remits the proceeds for the sale of hydrocarbons) of Debtor constitute “Excluded Property” hereunder;

(5)         any Collateral that is or may be provided as cash collateral to certain issuers of letters of credit pursuant to the Priority Lien Documents rather than generally to the holders of Priority Lien Obligations as a whole;

(6)         any Equity Interests of a Foreign Subsidiary, or any Domestic Subsidiary that has no material assets other than the Equity Interests of one or more Foreign Subsidiaries (such Domestic Subsidiary being a ‘FSHCO’) in excess of 65% of the voting rights of all outstanding Equity Interests of such Foreign Subsidiary or FSHCO and any Equity Interests issued by any Foreign Subsidiaries or any FSHCO other than Foreign Subsidiaries and FSHCOs directly owned by any Issuer;

(7)         cash or securities of any Issuer pledged to secure performance of tenders, surety or appeal bonds, government contracts, performance or return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(8)         receivables of any Issuer that are customarily transferred in respect of which security interests are customarily granted in connection with asset securitization transactions not otherwise prohibited under the Indenture; and

(9)         any intent-to-use trademark or service mark application to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under applicable federal law;

provided that, the Proceeds, substitutions or replacements of any Excluded Property referred to above shall not constitute “Excluded Property” solely by virtue of being Proceeds, substitutions or replacements thereof but shall constitute Excluded Property only to extent that such Proceeds, substitutions or replacements otherwise independently constitute Excluded Property hereunder.

"Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

"Financial Assets" means any "financial asset", as such term is defined in Section 8-102(a)(9) of the UCC, now owned or hereafter acquired by any Issuer.

"Fixtures" means all goods, now owned or hereafter acquired by any Issuer, which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

"Franchise" means each branded concept now or hereafter operated or franchised by any Issuer.

"Franchise Agreement" means each agreement, including each franchise agreement, license agreement, subfranchise agreement, sublicense agreement, master franchise agreement, development agreement and reserved area agreement, now existing or hereafter entered into, that grants or purports to grant to any Issuer or its Subsidiaries the right to operate or license others to operate or to develop within a geographic area a Franchise or to use any Mark in connection with the operation of a Franchise or similar business.

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"Franchisor" means any third party, including franchisors, licensors, subfranchisors, sublicensors, master franchisors and developers with whom any Issuer now or hereafter has a Franchise Agreement.

"General Intangibles" means any "general intangibles", as such term is defined in Section 9-102(a)(42) of the UCC, now owned or hereafter acquired by any Issuer and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by any Issuer: (a) all of each Issuer’s trade secrets, Intellectual Property, registrations, renewal rights, goodwill franchises, licenses, permits, proprietary information, customer lists, designs, and inventions, (b) all of each Issuer’s books, records, data, plans, manuals, computer software, and computer programs, (c) all of each Issuer’ contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts, certificates of deposit, and investment property, (d) all rights of each Issuer to payment under letters of credit and similar agreements, (e) all tax refunds and tax refund claims of each Issuer, (f) all choses in action and causes of action of each Issuer (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of each Issuer, (g) all rights and claims of each Issuer under warranties and indemnities, and (h) all rights of each Issuer under any insurance, surety, or similar contract or arrangement. General intangibles includes payment intangibles.

"Health Care Insurance Receivable" means any "health care insurance receivable", as such term is defined in Section 9-102(a)(46) of the UCC, now owned or hereafter acquired by any Issuer and, in any event, shall include, without limitation, any interest in or claim under a policy of insurance that is a right to payment of a monetary obligation for health care goods or services provided, whether now owned or hereafter acquired by any Issuer.

"Instrument" means any "instrument", as such term is defined in Section 9-102(a)(47) of the UCC, now owned or hereafter acquired by any Issuer, other than stock and other securities, and in any event, shall include, without limitation, all promissory notes, drafts, bills of exchange and trade acceptances of any Issuer, whether now owned or hereafter acquired.

"Intellectual Property" means all domestic and foreign (a) internet domains and URLs; (b) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans; (c) patents, patent rights, provisional patent applications, patent applications, designs, registered designs, registered design applications, industrial designs, industrial design applications, industrial design registrations and inventors’ certificates, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, re-examinations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (d) copyrights (whether or not registered and including all derivative works, moral rights, renewals, extensions, reversions and restorations associated with such copyrights, now or hereafter provided by applicable law), copyright registrations, copyright applications, copyright renewals, original works of authorship fixed in any tangible medium of expression or fixation, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), musical, dramatic, pictorial, graphic and sculptured works; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, research and development information, technical or other data or information, techniques, customer and vendor lists, unpatented inventions, designs, drawings, procedures, processes, models, materials, methods, developments, formulations, manuals and systems, whether or not patentable or copyrightable and whether or not such has actual or potential commercial value and are not available in the public domain; and (f) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

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"Intercreditor Agreement" has the meaning set forth in Section 8.19.

"Inventory" means any "inventory", as such term is defined in Section 9-102(a)(48) of the UCC, now owned or hereafter acquired by any Issuer, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by any Issuer: (a) all goods and other personal property of each Issuer that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of each Issuer, (c) all wrapping, packaging, advertising, and shipping materials of each Issuer, (d) all goods that have been returned to, repossessed by, or stopped in transit by each Issuer, and (e) all Documents evidencing any of the foregoing.

"Inventory Debtor" means any Person who is or who may become obligated to any Issuer under, with respect to, or on account of Inventory.

"Investment Property" means any "investment property", as such term is defined in Section 9-102(a)(49) of the UCC, now owned or hereafter acquired by any Issuer, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by any Issuer: (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account (including, without limitation, those described on Schedule 3); (d) any commodity contract; and (e) any commodity account (including, without limitation, those identified on Schedule 3).

"Letter-of-Credit Right" means any "letter-of-credit right", as such term is defined in Section 9-102(a)(51) of the UCC, now owned or hereafter acquired by any Issuer, and in any event, shall include, without limitation, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance (but shall not include any right of a beneficiary to demand payment or performance under a letter of credit), now owned or hereafter acquired by any Issuer.

"Marks" means all registered and unregistered trademarks, service marks, domain names and trade names now or hereafter used by any Issuer.

"Other Collateral" means any property now owned or hereafter acquired by any Issuer, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Financial Assets Instruments, Letter-of-Credit Rights, Commercial Tort Claims, Inventory, Investment Property, Pledged Equity, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of each Issuer other than real estate.

"Pledged Equity" means, with respect to each Issuer, all of the issued and outstanding Equity Interests in each Domestic Subsidiary and each Foreign Subsidiary legally or beneficially owned by such Issuer, including the Equity Interests of the Subsidiaries owned by such Issuer as set forth on Schedule 3, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

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(1)	all Equity Interests representing a non-cash dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)	in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of such Issuer.

"Proceeds" means any "proceeds," as such term is defined in Section 9-102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Issuer from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Receivables" means the Accounts and any other rights or claims to receive money which are General Intangibles and which are otherwise included as Collateral.

"Schedule" refers to a specific schedule to this Security Agreement, unless another document is specifically referenced.

"Section" means a numbered Section of this Security Agreement, unless another document is specifically referenced.

"Secured Obligations" means the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

"Security" means any "security," as such term is defined in Section 8-102(a)(15) of the UCC, now owned or hereafter acquired by any Issuer.

"Stock Rights" means any securities, dividends or other distributions and any other right or property which any Issuer shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Issuer now has or hereafter acquires any right, issued by an issuer of such securities.

"Tangible Chattel Paper" means any "tangible chattel paper", as such term is defined in Section 9-102(a)(79) of the UCC, now owned or hereafter acquired by any Issuer.

"UCC" means the Uniform Commercial Code as in effect in the State of New York, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

"UFOC" means each uniform franchise offering circular related to each Franchise.

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The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1           Security Interest. Each Issuer hereby pledges, assigns and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of such Issuer’ right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. If the security interest granted hereby in any rights of such Issuer under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition. The Collateral Agent acknowledges that the attachment of its security interest in any Commercial Tort Claim as Collateral is subject to each Issuer’s compliance with Section 5.13. Each Issuer acknowledges that the Obligations are owed to various Holders and that each Holders is entitled to the benefits of the security interest created by this Security Agreement.

2.2           Issuers Remain Liable. Notwithstanding anything to the contrary contained herein, (a) each Issuer shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the mere exercise by the Collateral Agent of any of its rights hereunder shall not release any Issuer from any of their duties or obligations under the contracts and agreements included in the Collateral, and (c) the Collateral Agent shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Issuer thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3           Authorization to File Financing Statements. Each Issuer hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Issuer or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope with greater detail and (b) contain any other information required by Subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Issuer is an organization, the type of organization and any organization identification number issued to such Issuer and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Issuer hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in the United States Patent and Trademark Office, the United States Copyright Office or any other Governmental Authority this Security Agreement or document of similar import signed by such Issuer (including without limitation a short form of security agreement satisfactory to the Collateral Agent and such Issuer) or true and correct copy thereof. Each Issuer agrees to furnish any such information to the Collateral Agent promptly upon request.

2.4           Limited Exclusions. Notwithstanding Section 2.1 or the definitions of “Collateral” or the “Other Collateral” to the contrary, none of the Issuers grants a security interest pursuant to this Security Agreement or any other Security Instrument in any Excluded Property of any Issuer (and Excluded Property of any Issuer shall not be Collateral or Other Collateral for any purpose hereunder).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Issuer represents and warrants to the Collateral Agent that:

3.1           Title, Authorization, Validity and Enforceability. Such Issuer has good record and marketable title to the Collateral and none of the Collateral is subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any kind, except for Liens permitted under Section 5.1.6, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each Issuer of this Security Agreement has been duly authorized, and this Security Agreement constitutes a legal, valid and binding obligation of such Issuer and creates a security interest which is enforceable against such Issuer in all now owned and hereafter acquired Collateral. (a) Upon the filing of all UCC financing statements naming each Issuer as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4 hereof, (b) subject to the terms of the Intercreditor Agreement, upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests, (c) upon sufficient identification of Commercial Tort Claims, (d) subject to the terms of the Intercreditor Agreement, upon execution of a control agreement establishing the Collateral Agent’s Control with respect to any Deposit Account, Securities Account, or Commodity Account, (e) upon consent of the issuer or any nominated person with respect to Letter of Credit Rights, and (f) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Intellectual Property in the applicable intellectual property registries, including the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject only to Liens permitted under Section 5.1.6).

3.2           Conflicting Laws and Contracts. Neither the execution and delivery by such Issuer of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any Governmental Requirement binding on such Issuer or such Issuer’s Organizational Documents, the provisions of any indenture, instrument or agreement to which such Issuer is a party or are subject, or by which they, or their property, are bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of permitted under Section 5.1.6).

3.3           Principal Location. Such Issuer’s mailing address and the location of its chief executive office and of the books and records relating to the Receivables, are disclosed in Schedule 4.

3.4           Property Locations. The Inventory, Equipment and Fixtures (other than Personal Property as defined in the Mortgages) are located solely at the locations described in Schedule 5. All of said locations are owned by such Issuer except for locations (i) which are leased by such Issuer as lessee and designated in Part B of Schedule 5 and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Schedule 5, with respect to which Inventory Debtor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Collateral Agent to protect the Collateral Agent's security interest in such Inventory. For avoidance of doubt, this Section 3.4 does not apply to Personal Property as defined in the Mortgages.

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3.5           Deposit, Commodity, and Securities Account. Schedule 1 correctly identifies all deposit, commodity, and securities accounts owned by such Issuer and the institutions holding such accounts. No Person other than Secured Party (or the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) has control over any Investment Property.

3.6           Pledged Equity and Other Investment Property. Schedule 3 sets forth a complete and accurate list of the Instruments, Securities and other Investment Property owned by such Issuer. Each Issuer is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Schedule 3 as being owned by it, free and clear of any Liens, except for Liens permitted under Section 5.1.6. Each Issuer further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to the Collateral Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, each Issuer has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible.

3.7           No Other Names. Except as listed on Schedule 6, no Issuer has conducted business under any name except the name in which it has executed this Security Agreement.

3.8           No Event of Default. No Event of Default exists.

3.9           No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Issuer as debtor has been filed in any jurisdiction except (i) financing statements naming the Collateral Agent as the secured party, and (ii) financing statements filed with respect to Liens permitted by Section 5.1.6.

3.10         Identification Numbers. Each Issuer’s Federal employer identification number and state organizational identification number are listed on Schedule 7.

3.11         Limitations With Respect to Representations and Warranties. Notwithstanding anything to the contrary in this Security Agreement, the representations, warranties and covenants made by each Issuer in this Security Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (pursuant to this Security Agreement) shall be deemed not to apply to Excluded Property.

The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

ARTICLE IV

CONCERNING INTELLECTUAL PROPERTY

4.1           Registrations. Schedule 2 sets forth a complete and accurate list of (a) the Intellectual Property owned by each Issuer registered with, or subject to an application for registration with, the United States Patent and Trademark Office, United States Copyright Office, or any state trademark offices or other foreign offices or agencies, as applicable, and (b) each Franchise operated or franchised by each Issuer and each Franchise Agreement related thereto. The Issuers are the direct and beneficial owners of the Intellectual Property, Franchises and Franchise Agreements listed on Schedule 2 as being owned by them, free and clear of any Liens, except for the Liens permitted under Section 5.1.6.

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4.2           Intellectual Property. To the knowledge and belief of each Issuer, all Marks listed on Schedule 2 and all licenses held by such Issuer related to such Marks constitute all such rights that are required or reasonably necessary for the conduct of the business of such Issuer as currently conducted. All such Marks (and all applications and registrations therefor) are currently in compliance in all material respects with all legal requirements (including, without limitation, timely filings, proofs and payments of all fees), and are valid and enforceable, and are not subject to any filings, fees or other actions falling due within ninety (90) days after the date hereof. Except as set forth on Schedule 8 or as could not be reasonably expected to result in a Material Adverse Effect, each Issuer owns or otherwise possesses adequate licenses or other valid rights to use, sell and license, free and clear of any and all adverse claims (including by current and former employees and contractors), liens, restrictions or other obligation to pay royalties, honoraria or other fees, any and all Intellectual Property (including without limitation the Marks) and Franchises used in the conduct of the respective businesses of each Issuer as currently conducted or proposed to be conducted. No Marks have been within the preceding three (3) years or are now the subject of any claims or litigation and, to the knowledge of each Issuer, no claims or litigation have been alleged or threatened. Each Issuer has taken all reasonable steps to maintain, police and protect the Marks owned or used in the operation of each Issuer’s businesses. The conduct of each of the Issuer’s businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict with any Intellectual Property or other proprietary or personal rights of any third party, and the Intellectual Property owned or licensed by each Issuer is not being infringed by any third party, except for such infringements, the occurrence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no litigation or order pending or outstanding, or to the knowledge of each Issuer, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Marks or any Intellectual Property or Franchises of any Issuer. The consummation of the transactions contemplated hereby will not result in the alteration, loss or impairment of the validity, enforceability or any Issuer’s right to own or use any of the Intellectual Property used in the conduct of the respective businesses of each Issuer as currently conducted or proposed to be conducted. Each Issuer has made available to the Collateral Agent a list of all software (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $5,000) that is owned or used by each Issuer, and identified which software is owned, otherwise used and/or licensed or otherwise distributed by each Issuer to any third party, as the case may be.

4.3           Covenants. The Issuers will give prompt notice in writing to the Collateral Agent of the occurrence of any development, financial or otherwise, which might materially and adversely affect the Intellectual Property, Franchises and Franchise Agreements in the Collateral. If any Issuer obtains any new registered Intellectual Property or Franchises, or rights thereto or therein, or becomes entitled to the benefit of any Intellectual Property or Franchises, which are subject to or arise from this Security Agreement, such Issuer shall give the Collateral Agent written notice thereof within twenty (20) days of the end of the calendar month in which such Issuer obtains such property or rights, and shall execute and deliver, in form and substance satisfactory to the Collateral Agent, an amendment to this Security Agreement (or any Exhibit or Schedule hereto) or a security agreement, the terms of which are substantially similar to this Security Agreement, as requested by the Collateral Agent, describing any such new registered Intellectual Property or Franchise or Franchise Agreement or license granted. Each Issuer shall: (a) prosecute diligently any patent, copyright or trademark application at any time pending, which is necessary for the conduct of its business; (b) make application on all new patents, copyrights and trademarks as it may reasonably deem appropriate; (c) preserve and maintain all rights in all Intellectual Property and Franchises that are necessary for the conduct of such Issuer’s businesses; and (d) use its best efforts to obtain any consents, waivers, or agreements necessary to enable the Collateral Agent to exercise its remedies with respect to the Collateral. None of the Issuers shall abandon any pending patent, copyright or trademark application, or patent, copyright or trademark, or any other Intellectual Property and Franchises that are necessary for the conduct of its business without the prior written consent of the Collateral Agent. None of the Issuers shall, without the Collateral Agent’s consent, amend or otherwise modify any pending application or registration contained in or covering the Collateral, to the extent such amendment or modification would impair the Liens of the Collateral Agent in the Collateral.

SECOND LIEN PLEDGE AND SECURITY AGREEMENT	– Page 11

ARTICLE V

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

5.1           General.

5.1.1           Inspection. Each Issuer will permit the Collateral Agent, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Issuer relating to the Collateral and (iii) to discuss the Collateral and the related records of such Issuer with, and to be advised as to the same by, such Issuer’s officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as Secured Party may determine, and all at such Grantor’s expense.

5.1.2           Taxes. Each Issuer will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings with adequate reserves being maintained therefor.

5.1.3           Records and Reports; Notification of Event of Default. Each Issuer will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Collateral Agent such reports relating to the Collateral as the Collateral Agent shall from time to time request. Each Issuer will give prompt notice in writing to the Collateral Agent of the occurrence of any Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral. Each Issuer shall mark its books and records to reflect the security interest of the Collateral Agent under this Security Agreement.

5.1.4           Financing Statements and Other Actions; Defense of Title. Subject to the Intercreditor Agreement, each Issuer will execute and deliver to the Collateral Agent all documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a perfected security interest in and, in the case of Investment Property, Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of, the Collateral. Each Issuer will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

5.1.5           Disposition of Collateral. None of the Issuers will sell, lease, license or otherwise dispose of the Collateral except (i) prior to the occurrence of an Event of Default, dispositions specifically permitted pursuant to the Indenture, (ii) until such time following the occurrence of an Event of Default, as such Issuer receives a notice from the Collateral Agent instructing such Issuer to cease such transactions, such Issuer may make sales or leases of Inventory in the ordinary course of business, and (iii) until such time as such Issuer receives a notice from the Collateral Agent pursuant to Article VII following the occurrence of an Event of Default, such Issuer may use proceeds of Inventory and Accounts collected in the ordinary course of business.

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5.1.6           Liens. None of the Issuers will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted pursuant to the Indenture.

5.1.7           Change in Location, Jurisdiction of Organization or Name. None of the Issuers will (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 5.1.5) at a location other than a location specified in Schedule 5, (ii) maintain records relating to the Receivables at a location other than at the location specified on Schedule 5, (iii) maintain a place of business at a location other than a location specified on Schedule 5, (iv) change its name or taxpayer identification number, (v) change its mailing address, or (vi) change its jurisdiction of organization, unless such Issuer shall have given the Collateral Agent not less than 30 days' prior written notice thereof, and a Responsible Officer of VNR shall have delivered to the Collateral Agent an officer’s certificate certifying that the board of directors of VNR has determined in good faith that such change will not adversely affect the validity, perfection or priority of the Collateral Agent's security interest in the Collateral.

5.1.8           Other Financing Statements. None of the Issuers will sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 5.1.6.

5.2           Receivables. This Section 5.2 does not apply to Personal Property as defined in the Mortgages.

5.2.1           Certain Agreements on Receivables. None of the Issuers will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable that constitutes Collateral or accept in satisfaction of a Receivable that constitutes Collateral less than the original amount thereof, except that, prior to the occurrence of an Event of Default, each Issuer may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

5.2.2           Collection of Receivables. Except as otherwise provided in this Security Agreement, each Issuer will, at each Issuer’s sole expense, collect all amounts due or hereafter due to such Issuer under the Receivables that constitute Collateral and enforce such Issuer’s rights with respect to the Receivables that constitute Collateral.

5.2.3           Delivery of Invoices. Subject to the Intercreditor Agreement, each Issuer will deliver to the Collateral Agent immediately upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Collateral Agent shall specify.

5.2.4           Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable that constitutes Collateral exists other than trade discounts granted in the ordinary course of business or (ii) if, to the knowledge of any Issuer, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable that constitutes Collateral, such Issuer will disclose such fact to the Collateral Agent in writing in connection with the inspection by the Collateral Agent of any record of such Issuer relating to such Receivable and in connection with any invoice or report furnished by such Issuer to the Collateral Agent relating to such Receivable.

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5.3           Inventory and Equipment. This Section 5.3 does not apply to Personal Property as defined in the Mortgages.

5.3.1           Maintenance of Goods. Each Issuer will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

5.3.2           Insurance. Each Issuer will maintain insurance on the Collateral for the benefit of the Collateral Agent in accordance with the Indenture.

5.3.3           Safekeeping of Inventory; Inventory Covenants. The Collateral Agent shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory, except to the extent that any Issuer incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of the Collateral Agent as determined by a court of competent jurisdiction in final and nonappealable judgment. All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by the Issuers.

5.4           Instruments, Securities, Chattel Paper, and Documents. Subject to the Intercreditor Agreement, each Issuer will (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments constituting Collateral, and (iii) upon the Collateral Agent's request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

5.5           Uncertificated Securities and Certain Other Investment Property. Subject to the Intercreditor Agreement, each Issuer will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. Subject to the Intercreditor Agreement, each Issuer will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Collateral Agent to have and retain Control over such Securities or other Investment Property. Subject to the Intercreditor Agreement, without limiting the foregoing, each Issuer will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent.

5.6           Stock and Other Ownership Interests.

5.6.1           Changes in Capital Structure of Issuers. Except as otherwise permitted under the Indenture, none of the Issuers will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

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5.6.2           Issuance of Additional Securities. None of the Issuers will permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to any Issuer.

5.6.3           Registration of Pledged Equity and other Investment Property. Subject to the Intercreditor Agreement, each Issuer will permit any registerable Collateral to be registered in the name of the Collateral Agent or its nominee at any time.

5.6.4           Exercise of Rights in Pledged Equity and other Investment Property. Subject to the Intercreditor Agreement, each Issuer will permit the Collateral Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

5.6.5           Issuance of Securities. None of the Issuers shall permit any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral to at any time constitute a Security or consent to the issuer of any such interests taking any action to have such interests treated as a Security unless, subject to the Intercreditor Agreement (i) all certificates or other documents constituting such Security have been delivered to the Collateral Agent or its bailee and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Collateral Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.7           Accounts. This Section 5.7 does not apply to Personal Property as defined in the Mortgages.

5.7.1           Verification of Accounts. The Collateral Agent shall have the right, at any time or times hereafter, in its name or in the name of a nominee of the Collateral Agent, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

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5.7.2           Appointment of the Agent as Attorney-in-Fact. Each Issuer hereby irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent), exercisable after an Event of Default has occurred and is continuing, as its true and lawful attorney-in-fact, and authorizes the Collateral Agent, in such Issuer’s or the Collateral Agent's name, subject in all cases to the Intercreditor Agreement, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of such Issuer’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Collateral Agent deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign such Issuer’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (ix) endorse such Issuer’s name upon any items of payment or proceeds thereof and deposit the same in the Collateral Agent's account on account of the Secured Obligations; (x) endorse such Issuer’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (xi) sign such Issuer’s name on any verification of Accounts and notices thereof to Account Debtor; (xii) notify the post office authorities to change the address for delivery of such Issuer’s mail to an address designated by the Collateral Agent, have access to any lock box or postal box into which any of such Issuer’s mail is deposited, and open and dispose of all mail addressed to such Issuer, and (xiii) do all acts and things which are necessary, in the Collateral Agent's sole discretion or at the direction of an Act of Parity Lien Debtholders, to fulfill each Issuer’s obligations under this Security Agreement.

5.7.3           Notice to Account Debtor. Subject to the Intercreditor Agreement, the Collateral Agent may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to any Issuer, notify any or all Account Debtors that the Accounts constituting Collateral have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein. Subject to the Intercreditor Agreement, the Collateral Agent may direct any or all Account Debtors to make all payments upon the Accounts constituting Collateral directly to the Collateral Agent. The Collateral Agent shall furnish each Issuer with a copy of such notice.

5.8           Deposit Accounts. If requested by the Collateral Agent, each Issuer will (i) notify each bank or other financial institution in which it maintains a Deposit Account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) subject to the Intercreditor Agreement, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Collateral Agent, transferring dominion and control over each such account to the Collateral Agent.

5.9           Federal, State or Municipal Claims. Each Issuer will notify the Collateral Agent of any Collateral which constitutes a claim against a Governmental Authority, the assignment of which claim is restricted by federal, state or municipal law.

5.10         Warehouse Receipts Non-Negotiable. Each Issuer agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the UCC).

5.11         Mortgagee's and Landlord Waivers. Each Issuer shall use its best efforts to cause each mortgagee of real property owned by such Issuer (upon request by the Collateral Agent) and each landlord of real property leased by such Issuer to execute and deliver instruments satisfactory in form and substance to the Collateral Agent by which such mortgagee or landlord waives their rights, if any, in the Collateral. This Section shall not apply to "as-extracted" Collateral.

5.12         Compliance with Agreements. Each Issuer shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

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5.13         Commercial Tort Claims. If any Issuer at any time holds or acquires a Commercial Tort Claim, such Issuer shall immediately notify the Collateral Agent in writing of the details thereof and grant to the Collateral Agent in writing a security interest therein or Lien thereon and in the Proceeds thereof, in form and substance satisfactory to the Collateral Agent.

5.14         Letters-of-Credit Rights. If any Issuer is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Issuer, such Issuer shall promptly notify the Collateral Agent thereof in writing and, at the Collateral Agent's request, subject to the Intercreditor Agreement, such Issuer shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Indenture.

5.15         Further Assurances. At any time and from time to time, upon the request of the Collateral Agent, and at the sole expense of the Issuers, subject to the Intercreditor Agreement, each Issuer shall promptly execute and deliver all such further instruments and documents and take such further action as the Collateral Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, (a) the execution and filing of such financing statements as the Collateral Agent may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Each Issuer shall promptly endorse and deliver to the Collateral Agent all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

ARTICLE VI

REMEDIES

6.1           Acceleration and Remedies. Upon the occurrence of an Event of Default under the Indenture or any other Loan Document, subject to the Intercreditor Agreement, the Collateral Agent may exercise any or all of the following rights and remedies:

(a)          Exercise any or all of those rights and remedies provided in this Security Agreement, the Indenture, or any other Note Document, provided that this paragraph shall not be understood to limit any rights or remedies available to the Collateral Agent prior to an Event of Default.

(b)          Exercise any or all of those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

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(c)          Without notice except as specifically provided in Section 6.2 or elsewhere herein, sell, lease, license, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Neither the Collateral Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. To the extent permitted by applicable law, each Issuer hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(d)          Require each Issuer to, and each Issuer hereby agrees that it will at its expense and upon request of the Collateral Agent, assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent.

(e)          Prior to the disposition of any Collateral, (1) to the extent permitted by applicable law, enter, with or without process of law and without breach of peace, any premises where any of the Collateral is or may be located, and without charge or liability to the Collateral Agent, seize and remove such Collateral from such premises, (2) have access to and use each Issuer’s books, records and information relating to the Collateral, and (3) store or transfer any of the Collateral, without charge in or by means of any storage or transportation facility owned or leased by any Issuer, process, repair or recondition any of the Collateral or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by any Issuer.

(f)          Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure.

(g)          Dispose of, at its office, on the premises of any Issuer or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Collateral Agent's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until all of the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral.

(h)          Buy (or allow one or more of the Secured Parties to buy) the Collateral, or any part thereof, at any public sale.

(i)          Buy (or allow one or more of the Secured Parties to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations.

(j)          Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Issuer hereby consents to any such appointment.

(k)          Grant or issue any exclusive or non-exclusive license under or with respect to any of any Issuer’s Intellectual Property and Franchises (subject to the rights of third parties under pre-existing licenses) included in the Collateral.

(l)          Endorse each Issuer’s name on all applications and other documentation necessary or desirable in order for the Collateral Agent to use any such Intellectual Property and Franchises of the Obligors including in the Collateral or covered by the Indenture.

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6.2           Notice of Disposition of Collateral. Each Issuer hereby agrees that notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to such Issuer, addressed as set forth in Section 8.16, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

6.3           License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, subject to the Intercreditor Agreement, each Issuer’s Intellectual Property, Franchises, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, each Issuer’s rights under all licenses and all Franchise Agreements shall inure to the Collateral Agent's benefit. In addition, each Issuer hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, sell any of such Issuer’s Inventory directly to any Person, including without limitation Persons who have previously purchased such Issuer’s Inventory from such Issuer and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Issuer and any Inventory that is covered by any copyright owned by or licensed to such Issuer and the Collateral Agent may finish any work in process and affix any trademark owned by or licensed to such Issuer and sell such Inventory as provided herein.

6.4           Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by the Collateral Agent are insufficient to pay all Secured Obligations and any other amounts to which the Collateral Agent is legally entitled, the Issuers shall be jointly and severally liable for the deficiency, together with interest thereon as provided in the Indenture or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency.

6.5           Non-Judicial Remedies. In granting to the Collateral Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Issuer expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require the Collateral Agent to enforce its rights by judicial process. In so providing for non-judicial remedies, each Issuer recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended, however, to prevent the Collateral Agent from resorting to judicial process at its option.

6.6           Limitation on Duty of the Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

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ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1           Lockboxes. Upon the request of the Collateral Agent, subject to the Intercreditor Agreement, each Issuer shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2           Collection of Receivables. Upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent may at any time in its sole discretion or at the direction of an Act of Parity Lien Debtholders, by giving the Issuers written notice, elect to require that the Receivables constituting Collateral be paid directly to the Collateral Agent. In such event, the Issuers shall, and shall permit the Collateral Agent to, subject to the Intercreditor Agreement, promptly notify the Account Debtors or obligors under the Receivables constituting Collateral of the Collateral Agent's interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, subject to the Intercreditor Agreement, each Issuer shall thereafter hold in trust for the Collateral Agent, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

7.3           Special Collateral Account. Subject to the Intercreditor Agreement, the Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations. None of the Issuers shall have any control whatsoever over said cash collateral account. If no Event of Default has occurred or is continuing, the Collateral Agent shall from time to time deposit the collected balances in said cash collateral account into VNR’s general operating account with the Collateral Agent. If any Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, the Collateral Agent may, from time to time, in its discretion or at the direction of an Act of Parity Lien Debt Holders, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4           Application of Proceeds. After the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Secured Obligations as provided in the Indenture.

7.5           Not Applicable to Proceeds of Production Under Mortgages. This Article VII does not apply to the proceeds from Hydrocarbons (as defined in the Mortgages) and products obtained or processed from Hydrocarbons or any other proceeds or receivables covered by the Mortgages.

ARTICLE VIII

GENERAL PROVISIONS

8.1           Preservation of Rights. No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until the Secured Obligations have been paid in full.

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8.2           Waiver; Amendment. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent and then only to the extent in such writing specifically set forth.

8.3           Compromises and Collection of Collateral. Each Issuer and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Issuer agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion (or upon receipt of an Act of Parity Lien Debtholders) shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action or acts as instructed by an Act of Parity Lien Debtholders.

8.4           The Collateral Agent Performance of the Issuers’ Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Issuer has agreed to perform or pay in this Security Agreement and the Issuers shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. Each Issuer’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5           Authorization for the Collateral Agent to Take Certain Action. Each Issuer irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent, or as instructed by an Act of Parity Lien Debtholders, and appoints the Collateral Agent as its attorney in fact, subject to the Intercreditor Agreement, (i) to execute on behalf of such Issuer as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 7.2, to enforce payment of the Receivables in the name of the Collateral Agent or such Issuer, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and each Issuer agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve any Issuer of any of its obligations under this Security Agreement or under the Indenture.

8.6           Specific Performance of Certain Covenants. Each Issuer acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1.4, 5.1.6, 5.4, 6.3, or 8.8 or in Article VII will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent to seek and obtain specific performance of other obligations of each Issuer contained in this Security Agreement, that the covenants of each Issuer contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against such Issuer.

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8.7           Use and Possession of Certain Premises. If an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by any Issuer where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Issuer for such use and occupancy.

8.8           Dispositions Not Authorized. None of the Issuers is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1.5 or as otherwise permitted by the Indenture and notwithstanding any course of dealing between any Issuer and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1.5 or as otherwise permitted by the Indenture) shall be binding upon the Collateral Agent unless such authorization is in writing signed by the Collateral Agent.

8.9           Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Issuers, the Collateral Agent and their respective successors and assigns, except that none of the Issuers shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent.

8.10         Survival of Representations. All representations and warranties of each Issuer contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.11         Expenses. To the extent permitted by applicable law, the Issuers promptly will pay, upon demand, any out-of-pocket expenses incurred by the Collateral Agent in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, attorneys' fees, rent, storage costs and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of the Collateral Agent hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the security interest created hereunder, or the custody, protection, collection, repossession, enforcement or sale of the Collateral. All such expenses shall become part of the Secured Obligations.

8.12         Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.13         Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Indenture has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Collateral Agent or the Holders which would give rise to any Secured Obligations are outstanding.

8.14         Entire Agreement. This Security Agreement embodies the entire agreement and understanding among the Issuers and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings among the Issuers and the Collateral Agent relating to the Collateral.

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8.15         Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

8.15.1         THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

8.15.2         Each Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Note Document, or for recognition or enforcement of any judgment, and each Issuer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Note Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Note Document against any Issuer or its properties in the courts of any jurisdiction.

8.15.3          Each Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Note Document in any court referred to in Section 8.15. Each Issuer hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.15.4         Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.16 of this Security Agreement, and each of the Issuers hereby appoints VNR as its agent for service of process. Nothing in this Security Agreement or any other Note Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.15.5         EACH ISSUER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH ISSUER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER ISSUER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER ISSUER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER ISSUERS HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.5.

8.16         Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Indenture.

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8.17         INDEMNITY. EACH ISSUER HEREBY AGREES TO INDEMNIFY THE COLLATERAL AGENT AND ITS SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE COLLATERAL AGENT IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE COLLATERAL AGENT OR ITS SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY the Collateral Agent OR THE ISSUERS, AND ANY CLAIM FOR INTELLECTUAL PROPERTY INFRINGEMENT).

8.18         Conflicts. To the extent that the provisions of this Security Agreement conflict with the provisions of the Mortgages with respect to Personal Property as defined in the Mortgages, the provisions of the Mortgages shall control.

8.19 Delivery of Collateral, Etc. Prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), to the extent any Issuer is required hereunder or in any other Note Document to deliver Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the Priority Lien Agent, such Grantor’s obligations hereunder or in any other Note Document (including the representations and warranties made by it hereunder and in the other Loan Documents) with respect to such delivery shall be deemed satisfied by the delivery to the Priority Lien Agent, acting as a gratuitous bailee of the Collateral Agent. Notwithstanding anything to the contrary contained in this Agreement or any other Note Document, to the extent the provisions of this Agreement (or any other Note Documents) require the delivery of, or control over, Collateral to be granted to the Collateral Agent at any time prior to the Discharge of Priority Lien Obligations, then delivery of such Collateral (or control with respect thereto) shall instead be made to the Priority Lien Agent to be held in accordance with the Priority Lien Security Documents (as defined in the Intercreditor Agreement) and the Intercreditor Agreement and each applicable Issuer’s obligations hereunder or in any other Note Document (including the representations and warranties made by it hereunder and in the other Note Documents) with respect to such delivery shall be deemed satisfied by the delivery to the Priority Lien Agent, acting as a gratuitous bailee of the Collateral Agent.

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IN WITNESS WHEREOF, the Issuers and Collateral Agent have executed this Security Agreement as of the date first above written.

ISSUERS:

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer

VNR FINANCE CORP.

By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President